UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	1-5491 (Commission File Number)	98-1023315 (IRS Employer Identification No.)
2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of principal executive offices)		77056-6189 (Zip code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Awards

On February 24, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) made the following determinations regarding compensation for the Company’s named executive officers (“NEOs”). Certain determinations, as appropriate, were ratified by the Board on February 25, 2016.

2015 Annual Incentive Plan

NEOs participated in the Company’s 2015 annual incentive plan (“AIP”), the material terms of which were approved by the Committee in early 2015 and previously disclosed. Each participant in the AIP has an incentive target that is a percentage of base salary.

The 2015 AIP comprises a metrics component representing 75% of the total payout, and a discretionary component representing 25%. The AIP payout under the metrics component is determined by the Company’s performance against the metrics set forth in the table below. The discretionary component is determined by the Committee based on other Company achievements and performance during the year. The total payout to any participant may be adjusted upwards or downwards depending on individual performance.

The 2015 AIP required the Company to achieve an initial performance threshold in order to preserve the deductibility of AIP awards intended to qualify as performance-based compensation under Section 162(m) of the Code for federal income tax purposes. The Committee certified that such threshold was met, and the 2015 AIP was fully funded, with the actual AIP payout determined by the Committee based on the Company’s performance against the specified metrics set forth below, and the Company’s performance and other achievements during the year.

The performance against our metrics was as follows:

Metric	Weighting	Target Performance	Actual Performance	Percent of Target Achieved	Payout Percentage
Adjusted EBITDA	50%	$842.0 MM	$1,028.2 MM	200%	100%

HSE (a)	20%	1.0 TRIR	0.74 TRIR	200%	40%

Contracted Non-Productive Time (b)	10%	3.37%	3.38%	99%	10%

Strategic Objectives (c)	20%	100%	100%	100%	20%
TOTAL:					169.9%

(a)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation determined in accordance with U.S. GAAP is incorporated by reference to the Company's year-end earnings release filed on Form 8-K.

(b)	Safety performance is derived from our internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals.

(c)	Contracted non-productive time (“NPT”) refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.

(d)	Strategic objectives include drilling performance, cost control measures, working capital management, capital expenditures (Capex), inventory management, and credit ratings components.

For the 25% discretionary component, the Committee determined that management had achieved outstanding performance in 2015 despite historically low oil and gas prices and a challenging market for offshore drilling services. However, given the Company’s negative absolute total shareholder return, the Committee held the payout on this component to target, with the total AIP payout at 152.5%. For more information regarding the Company’s 2015 AIP, please see the Company’s proxy statement to be filed for the annual shareholder meeting in 2016.

The following AIP payments to NEOs were approved:

Executive Officer	2015 AIP Payout ($)
Thomas P. Burke, President and Chief Executive Officer	1,220,000

W. Matt Ralls, Executive Chairman	1,067,500

Stephen M. Butz, Executive Vice President and Chief Financial Officer	470,768 (a)

Mark A. Keller, Executive Vice President, Business Development	508,028

Melanie M. Trent, Executive Vice President, Chief Administrative Officer and General Counsel	448,350 (a)

T. Fred Brooks, Senior Vice President, Operations	330,913 (a)

(a)	Based on individual performance, certain executive officers received payouts above target, at 160.1%.

Payments with regard to Performance Units

The performance periods with respect to PUs awarded in 2013 ended as of December 31, 2015. Payments with respect to the 2013 PUs will be paid in March 2016 at the end of the three-year cliff vesting period.

Executive Officer	Total Aggregate Payout for 2013 PUs ($) (a)
Burke	993,912
Ralls	2,517,843
Butz	N/A (b)
Keller	721,835
Trent	437,139
Brooks	444,206

(a)	Based a payout per 2013 PU of $168.26.
(b)	Mr. Butz joined the Company in December 2014, and therefore did not receive a PU award in 2013.

2016 Compensation

The Committee and Board determined that base salaries, AIP target multiples and LTI target multiples for NEOs would remain unchanged from 2015 as follows:

Executive Officer	2016 Salary ($) (a)	2016 AIP Target Multiple (% of base salary)	2016 LTI Target Multiple (% of base salary)
Burke	800,000	100%	450%
Butz	420,000	70%	325%
Keller	475,904	70%	325%
Trent	400,000	70%	300%
Brooks	344,432	60%	275%

2016 Long-Term Incentive Awards

NEOs’ target long-term incentive awards (“LTI”) are based on a multiple of base salary. For 2016, 50% of such value was granted in restricted share units (“RSUs”) vesting pro rata over three years, and 50% in performance units (“PUs”) cliff vesting on the third anniversary of the grant. These awards were granted under the Company’s incentive plan (the “Plan”):

Executive Officer	Restricted Share Unit Value ($)*	Performance Unit Target Value($)(a)*
Burke	1,800,000	1,800,000
Butz	682,500	682,500
Keller	773,344	773,344
Trent	600,000	600,000
Brooks	473,594	473,594

*	Value amounts are calculated using the executive officer’s LTI target multiple of base salary. These values may not reflect grant date values calculated in accordance with accounting requirements. The number of RSUs to be awarded is determined based on the fair market value per share on February 25, 2016 and the number of PUs to be awarded is determined based on a target value of $100 per unit.

(a)	The PUs may be settled in shares, cash or a combination of both at the discretion of the Compensation Committee at the time of settlement. The value of the PUs will be determined with reference to the Company’s total shareholder return performance relative to the Company’s peer offshore drilling companies measured each year and over the three-year period.

2016 Annual Incentive Plan

The Committee established initial performance thresholds for the 2016 AIP of either more than $100 million of EBITDA or $10 million of pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items.

For the 2016 AIP, the following metrics and weightings were approved:

Metric	Weighting
EBITDA	50%

Change in Cash Balance	20%

HSE (TRIR) (a)	15%

HSE (TPHR) (b)	5%

Contracted Non-Productive Time (NPT)	10%
Total	100%

(a)	Total recordable incident rate.
(b)	Total potential hurt rate.

Consistent with prior practice, achievement of these metrics will determine 75% of the 2016 AIP payout. The remaining 25% of the AIP payout will be subject to the discretion of the Committee taking into account various Company achievements and factors, including absolute total shareholder return performance, cost management initiatives, contract negotiations and allocation of capital.

Given the current challenging market conditions, the maximum payout under the 2016 AIP will be capped at 150% of target for NEOs and certain other officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2016	ROWAN COMPANIES PLC

	By:	/s/ Melanie M. Trent
Melanie M. Trent
Executive Vice President, Chief Administrative Officer and General Counsel